SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 28, 2000

                         JANUS HOTELS AND RESORTS, INC.
               (Exact name of Registrant as specified in Charter)


      Delaware                        0-22745                  13-2572712
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(State or Other Jurisdiction       (Commission              (IRS Employer
 of Incorporation)                 File Number)           Identification No.)


        2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431-8596
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               (Address of principal executive office) (Zip Code)


        Registrant's telephone number including area code: (561) 994-4800
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                                       N/A
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          (Former name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

     On June 28, 2000, the Board of Directors of the Corporation elected Michael Nanosky as the new President of the Corporation. Mr. Nanosky had been serving as the Corporation's President of Hotel Operations since April 24, 1997.

     Also, on June 28, 2000, the Board of Directors elected Stephen B. Grossman as a Class C Director, with a term expiring at the 2002 Annual Meeting, to fill a vacancy created by the resignation of James E. Bishop effective April 30, 2000. The Board also elected Howard C. Nusbaum, as a Class B Director, with a term expiring at the 2001 Annual Meeting, to fill the vacancy in a newly-authorized seat on the Board of Directors.

     Mr. Grossman, age 67, is currently Chairman of the Board of InYourMusic.com, Inc. He is a certified public accountant and has been a member of the firm of Amper, Politzner & Mattia, Edison, New Jersey since February 1991. From 1995 through 1999, he was a Managing Director of Lincolnshire Management Company, an investment fund.

     Mr. Nusbaum, age 43, has been associated with the Ohio Hotel and Lodging Association since 1990 and currently serves as its chief executive officer and executive director. Since August 1999, he has also been employed by the American Hotel and Motel Association.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Janus Hotels and Resorts, Inc.
                                        ------------------------------
                                                  (Registrant)


Dated:  July 7, 2000                    By:  /s/ Richard A. Tonges
                                             ----------------------------------
                                             Name:      Richard A. Tonges
                                             Title:   Vice President of Finance